UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2005

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 17, 2005, the board of directors of Frontier Oil Corporation  (“Frontier”) elected Michael E. Rose as a director of Frontier to fill a vacancy of former director Carl W. Schafer who passed away in July of this year. Mr. Rose was appointed to the Audit Committee and serves as the Committee Chairman.

Mr. Rose most recently served as Executive Vice President and Chief Financial Officer for Anadarko Petroleum Corporation. He retired from Anadarko in December of 2003 after 25 years of service and now is involved in private investments and real estate development in Texas, Florida and North Carolina. Mr. Rose currently serves on the board of directors for Woodforest National Bank in Houston, Texas and is a certified public accountant.

A copy of the press release announcing Mr. Rose’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued by Frontier Oil Corporation dated October 20, 2005 announcing the election of Michael E. Rose to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President & Chief Financial Officer

Date: October 21, 2005